UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 30, 2008

Renegy Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33712	20-8987239
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

60 E. Rio Salado Parkway, Suite 1012, Tempe, Arizona		85281
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480-317-6012

301 W. Warner Road, Suite 132, Tempe, AZ 85284
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2008, Snowflake White Mountain Power, LLC, Renegy, LLC and Renegy Trucking, LLC (collectively, the "Borrowers"), each of which is a wholly-owned subsidiary of Renegy Holdings, Inc. (the "Registrant"), entered into the Sixth Amendment to Credit Agreement (the "Sixth Amendment") with CoBank, ACB, as Administrative Agent and Lender ("CoBank"), which amended that certain Credit Agreement, dated as of September 1, 2006, among CoBank and the Borrowers, as amended (the "Credit Agreement"). Pursuant to the Sixth Amendment, the parties extended the date from June 30, 2008 to August 31, 2008, by which the Borrowers are required to complete construction of the Registrant’s biomass power plant located in Snowflake, Arizona and meet certain other requirements specified in the Credit Agreement relating to the commercial operation of the plant.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Sixth Amendment attached hereto as Exhibit 10.1, which is incorporated herein by reference in its entirety.

The filing of this Form 8-K shall not be deemed an admission by the Registrant that the Sixth Amendment constitutes a material agreement of the Registrant.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Renegy Holdings, Inc.

July 3, 2008	By:	Robert W. Zack

Name: Robert W. Zack
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Sixth Amendment to Credit Agreement by and among Snowflake White Mountain Power, LLC, Renegy, LLC, Renegy Trucking, LLC and CoBank, ACB, as Administrative Agent and Lender, dated as of June 30, 2008